Exhibit 31

                          FORM OF CERTIFICATION TO BE
                           PROVIDED WITH FORM 10-K


     Re: Securitized Asset Backed Receivables LLC Trust 2007-HE1, issued pursuant to the Pooling and Servicing Agreement dated as of January 1, 2007, between Securitized Asset Backed Receivables LLC, as depositor, WMC Mortgage Corp., as a responsible party, NC Capital Corporation as responsible party, Barclays Capital Real Estate Inc. d/b/a HomEq Servicing, as servicer, Deutsche Bank National Trust Company, as trustee, and Wells Fargo Bank, N.A, as custodian.

I, Paul Menefee, certify that:

     1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Exchange Act periodic reports");

     2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Report;

     3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

     4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

     5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
Deutsche Bank National Trust Company, as trustee.

Date: 3/28/08


/s/Paul Menefee
Paul Menefee
Vice President and
Chief Accounting Office
(senior officer in charge of securitization of the depositor)